Exhibit 1.1

CALIFORNIA WATER SERVICE GROUP

COMMON STOCK, PAR VALUE $0.01 PER SHARE

EQUITY DISTRIBUTION AGREEMENT

April 29, 2022

April 29, 2022

To:  Morgan Stanley & Co. LLC

        1585 Broadway
New York, NY 10036

Robert W. Baird & Co. Incorporated
777 E. Wisconsin Avenue
Milwaukee, WI 53202

Blaylock Van, LLC
600 Lexington Avenue, Floor 3
New York, NY 10022

Wells Fargo Securities, LLC
375 Park Avenue
New York, NY 10152

Janney Montgomery Scott LLC
1717 Arch Street,
Philadelphia, PA 19103

Samuel A. Ramirez & Company, Inc.
61 Broadway, 29th Floor,
New York, NY 10006

Ladies and Gentlemen:

California Water Service Group, a Delaware corporation (the “Company”), proposes to issue and sell through Morgan Stanley & Co. LLC, Robert W. Baird & Co. Incorporated, Blaylock Van, LLC, Wells Fargo Securities, LLC, Janney Montgomery Scott LLC and Samuel A. Ramirez & Company, Inc. each as sales agent (each a “Manager” and together, the “Managers”), on the terms set forth in this equity distribution agreement (this “Agreement”), shares of its common stock, par value $0.01 per share, having an aggregate gross sales price of up to $350,000,000 (the “Shares”). The shares of common stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock”.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-264542), including a prospectus, relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as of its most recent effective date, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities and filed as part of the Registration Statement, together with any amendments or supplements thereto as of the most recent effective date of the Registration Statement, is hereinafter referred to as the “Basic Prospectus”. “Prospectus Supplement” means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof, in the form furnished by the Company to the Managers in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus” means the Basic Prospectus, as supplemented by the Prospectus Supplement and the most recent Interim Prospectus Supplement (as defined in Section 6(c) below), if any. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. “Permitted Free Writing Prospectuses” means the documents listed on Schedule I hereto or otherwise approved in writing by the Managers in accordance with Section 6(b). As used herein, the terms “Registration Statement”, “Basic Prospectus”, “Prospectus Supplement”, “Interim Prospectus Supplement” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein (each document incorporated or deemed to be incorporated by reference into any Registration Statement, Basic Prospectus, Prospectus Supplement, Interim Prospectus Supplement or Prospectus, whether filed prior to, on or after the date hereof, an “Incorporated Document” and collectively, the “Incorporated Documents”).

Reference is made to the Equity Distribution Agreement, dated October 31, 2019, among the Company and certain of the Managers (the “Prior Agreement”). The Prior Agreement is hereby terminated as of the date hereof by mutual agreement of the parties thereto pursuant to section 10(c) thereof.

1.            Representations and Warranties. The Company represents and warrants to and agrees with each Manager that:

(a)            The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Prospectus is in effect; and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or threatened by the Commission. If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)            (i) (A) At the respective times the Registration Statement and each amendment thereto became effective, (B) at each deemed effective date with respect to the Managers pursuant to Rule 430B(f)(2) under the Securities Act (each, a “Deemed Effective Time”), (C) as of each time Shares are sold pursuant to this Agreement (each, a “Time of Sale”), (D) at each Settlement Date (as defined below) and (E) at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares (the “Delivery Period”), the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act; (ii) the Basic Prospectus complied, or will comply, at the time it was, or will be filed, with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of each Time of Sale and at all times during the Delivery Period, will comply in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act; (iii) each of the Prospectus Supplement, any Interim Prospectus Supplement and the Prospectus will comply, as of the date that such document is filed with the Commission, as of each Time of Sale, as of each Settlement Date and at all times during the Delivery Period, in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act; and (iv) the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any further Incorporated Documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(c)            (i) As of the date hereof, at the respective times the Registration Statement and each amendment thereto became effective and at each Deemed Effective Time, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of each Time of Sale, the Prospectus (as amended and supplemented at such Time of Sale) and any Permitted Free Writing Prospectus then in use, considered together (collectively, the “General Disclosure Package”), did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of its date, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) at any Settlement Date, the Prospectus (as amended and supplemented at such Settlement Date) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Managers expressly for use in the Prospectus or in the General Disclosure Package (it being understood and agreed that such information consists solely of the information specified in Section 8(b)).

(d)            Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act relating to the offer and sale of the Shares has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus relating to the offer and sale of the Shares that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus relating to the offer and sale of the Shares, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Managers, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus. Except for the Permitted Free Writing Prospectuses, if any, furnished to and approved by the Managers in accordance with Section 6(b), the Company has not prepared, used or referred to, and will not, prepare, use or refer to, any free writing prospectus relating to the offer and sale of the Shares.

(e)            (i)(A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shelf Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company was not an “ineligible issuer” as defined in Rule 405 of the Securities Act; and (ii)(A) at the time of filing of the Registration Statement, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and (C) at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(f)            Shares of Common Stock are listed on the New York Stock Exchange (“NYSE”), and the Company has not received any notice from the NYSE regarding the delisting of such shares from the NYSE. The Shares are duly listed and admitted and authorized for trading, subject to official notice of issuance, on the NYSE. To the Company’s knowledge, there are no affiliations or associations between (i) any member of Financial Industry Regulatory Authority (“FINRA”) and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package.

(g)            The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Prospectus and the General Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(h)            Each “significant subsidiary” (as such term is defined in Rule 405 of the Securities Act) of the Company (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation, has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Prospectus and the General Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole; all of the issued shares of capital stock or other equity interests of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

(i)             This Agreement has been duly authorized, executed and delivered by the Company.

(j)             The authorized and outstanding capitalization of the Company is as set forth in the General Disclosure Package, subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the General Disclosure Package, and the grant of options under existing stock option plans described in the General Disclosure Package. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in, or incorporated by reference into, each of the Registration Statement, the Prospectus and the General Disclosure Package.

(k)            The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(l)             The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights.

(m)           The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) any statute, law, rule, regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over the Company or any of its subsidiaries, (ii) the certificate of incorporation or by-laws of the Company, or (iii) any contract, agreement, obligation, covenant or instrument to which the Company or any of its subsidiaries (or any of their respective assets) is subject or bound that is material to the Company and its subsidiaries, taken as a whole, except that in the case of clauses (i) and (iii) as would not, individually or in the aggregate, have a material adverse effect on the Company or on the power and ability of the Company to perform its obligations under this Agreement. No approval, authorization, consent, or order of, or filing or qualification with, any federal, state, local or foreign governmental or regulatory commission, board, body, authority, agency or court, is required in connection with the performance by the Company of its obligations under this Agreement, except (1) such as has previously been obtained, (2) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or (3) the filing of a supplemental listing application and related materials with the NYSE.

(n)            There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the assets, business, condition (financial or otherwise), operations or earnings of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Prospectus and the General Disclosure Package.

(o)            There are no actions, suits, claims, or proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries or any of their respective directors or officers is or would be (in their capacity as a director or officer of the Company or a subsidiary) a party or of which any of their respective properties is subject (i) other than any such action, suit, claim, or proceeding accurately described in all material respects in the Registration Statement, the Prospectus and the General Disclosure Package and that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement and the General Disclosure Package or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(p)            The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the General Disclosure Package will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(q)            Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, the Company and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, water quality, the environment or hazardous or toxic materials, substances or wastes, pollutants or contaminants, including petroleum and petroleum biproducts (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(r)             Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital, operating or other expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(s)            There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(t)             (i) None of the Company or any of its subsidiaries, or any director or officer thereof, or, to the Company’s knowledge, any controlled affiliate, employee, agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and each of its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(u)            The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(v)            (i) None of the Company or any of its subsidiaries, or any director or officer thereof, or, to the Company’s knowledge, any agent, controlled affiliate, employee, or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)  the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, or Her Majesty’s Treasury (collectively, “Sanctions”), or

(B)  located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (which currently include, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine, Cuba, Iran, North Korea, Syria, and Venezuela).

(ii)  The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)  to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)  in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)  For the past 10 years, the Company and each of its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(w)            Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Prospectus and the General Disclosure Package, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction that is required to be disclosed in a Form 8-K; (ii) the Company has not purchased any of its outstanding capital stock, other than from its employees or other service providers in connection with the termination of their service pursuant to equity compensation plans or agreements disclosed in the Registration Statement, the Prospectus and the General Disclosure Package or in connection with the exercise of the Company’s right of first refusal upon a proposed transfer, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock (other than the exercise of equity awards or grants of equity awards or forfeiture of equity awards outstanding as of such respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package, in each case granted pursuant to the equity compensation plans disclosed in the Registration Statement, the Prospectus and the General Disclosure Package), short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole, except in each case as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package. Except as otherwise would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, no subsidiary of the Company is subject to any material direct or indirect prohibition on paying any dividends to the Company, on making any other distribution on such subsidiary’s capital stock, on repaying to the Company any loans or advances to such subsidiary from the Company or on transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(x)             The Company and each of its subsidiaries (i) have either good title in the easement as listed on the applicable title insurance policy or good and marketable title in fee simple to all real property owned by them, and (ii) have good and marketable title to all personal property which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except (1) such as are disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, (2) such as are not material and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, taken as a whole, or (3) as would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. Any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and, to the Company’s knowledge, enforceable leases except in each case (A) such as are disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, (B) such as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, or (C) as would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(y)            (i) The Company and each of its subsidiaries own or have rights to or can acquire on commercially reasonable terms a valid license to all patents, patent applications, inventions, unregistered and registered copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), designs, unregistered and registered trademarks, service marks, logos and trade names and all goodwill associated therewith (collectively, “Intellectual Property Rights”) described as being owned by the Company or such subsidiary in the General Disclosure Package or which are used in their businesses. Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, neither the Company nor any of its subsidiaries has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights of a third party. To the Company’s knowledge, neither the Company nor any of its subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights of a third party. The Company and its subsidiaries have taken reasonable steps in accordance with customary industry practice to maintain all information intended to be maintained as confidential or as a trade secret. To the Company’s knowledge, no such information or trade secret has been disclosed by the Company or any of its subsidiaries to any person except pursuant to appropriate non-disclosure and/or license agreements.

(z)            (i) The Company and its subsidiaries have used all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance in all material respects with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its subsidiaries has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (B) any software code or other technology owned by the Company or any of its subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge, except in the case of (A) and (B) above, as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(aa)         The Company and each of its subsidiaries have complied in all material respects and are presently in compliance in all material respects with the Company’s privacy and security policies, and with all obligations, applicable laws, rules and regulations regarding the collection, use, processing, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personally identifiable information or any other information collected from or provided by third parties.

(bb)         The Company and each of its subsidiaries have taken commercially reasonable steps to protect the information technology systems and data used in connection with the operation of the Company’s or its subsidiaries’ business against loss, unauthorized distribution, use, access, modification, or other misuse, and have implemented backup and disaster recovery technology consistent with industry standards and practices in all material respects. To the Company’s knowledge, except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, there has been no material security breach or attack or other material misuse or compromise of or relating to any such information technology system or data, and there is no action, suit or proceeding or claim against the Company or any of its subsidiaries arising out of alleging any of the foregoing.

(cc)         The financial statements included or incorporated by reference in each of the Registration Statement, the Prospectus and the General Disclosure Package, together with the related notes and schedules thereto, present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity for the periods specified and have been prepared in compliance in all material respects with the requirements of the Securities Act and the Exchange Act and in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby. The other financial information included or incorporated by reference in each of the Registration Statement, the Prospectus and the General Disclosure Package has been derived from the accounting records of the Company and its consolidated subsidiaries and are fairly presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company. The statistical, industry-related and market-related data included in each of the Registration Statement, the Prospectus and the General Disclosure Package are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(dd)         Deloitte & Touche LLP, who have expressed its opinion with respect to the financial statements of the Company and its subsidiaries filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Prospectus and the General Disclosure Package, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(ee)         No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, or, to the knowledge of the Company, is threatened; and the Company has no knowledge of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, contractors or vendors that could, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ff)         (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company, any of its subsidiaries or any of their “ERISA Affiliates” (defined as any person that for purposes of Title I or Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the “Code”) would be deemed at any relevant time to be a “single employer” or otherwise aggregated with the Company or any of its subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code) would have any liability (each a “Plan”) has been maintained in compliance in all respects with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code except where failure to do so would not have a material adverse effect; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that would result in a material adverse effect, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur that would result in a material adverse effect and (c) neither the Company, nor any of its subsidiaries nor any of their ERISA Affiliates has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA) that would result in a material adverse effect; and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification that would result in a material adverse effect.

(gg)         The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the reasonable judgment of the Company, prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package.

(hh)         The Company and each of its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to obtain such certificates, authorizations and permits would not, individually or the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package.

(ii)            The Company maintains “internal control over financial reporting” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) in compliance with the requirements of the Exchange Act. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Except as described in the Registration Statement, the Prospectus and the General Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been (i) no significant deficiency or material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(jj)           The Company maintains a system of “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to provide reasonable assurance that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act and such disclosure controls and procedures were effective as of the end of the Company’s most recently completed fiscal quarter. The principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the Commission (the “Sarbanes-Oxley Act”), and the statements made in each such certification are accurate. The Company, its subsidiaries and, to its knowledge, its directors and officers are each in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

(kk)         The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes, including any interest, additions to tax or penalties applicable thereto, required to be paid thereon (except where the failure to file or pay would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ll)           The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(mm)        Neither the Company nor any of its subsidiaries nor, to their knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(nn)         Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Shares contemplated hereby. The Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

2.            Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each Manager agree that the Company may from time to time seek to sell Shares through a Manager, acting as sales agent (the “Selling Manager”) as follows:

(a)            The Company may submit its orders (any such order, a “Placement Notice”) to the Selling Manager by telephone or email (including any price thresholds, time or size limits or other customary parameters or conditions) to sell Shares on any Trading Day (as defined herein) which order shall be confirmed by such Selling Manager (and accepted by the Company) by email using a form substantially similar to that attached hereto as Exhibit A. As used herein, “Trading Day” shall mean any trading day on the NYSE, other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time.

(b)            Subject to the terms and conditions hereof, the Selling Manager shall use its commercially reasonable efforts to execute any Placement Notice submitted to it hereunder to sell Shares and with respect to which such Selling Manager has agreed to act as sales agent. The Company acknowledges and agrees that (i) there can be no assurance that such Selling Manager will be successful in selling the Shares, (ii) such Selling Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Selling Manager to use its reasonable efforts consistent with its normal trading and sales practices to sell such Shares as required under this Agreement and (iii) such Selling Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement.

(c)            The Company shall not authorize the issuance and sale of, and the Selling Manager shall not sell, any Share at a price lower than the minimum price therefor designated by the Company pursuant to Section 2(a) above, or in an amount that, when added to the aggregate gross sales price previously purchased and to be purchased pursuant to pending sales pursuant to this Agreement, exceeds an aggregates gross sales price of $350,000,000. In addition, the Company or such Selling Manager may, upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the Shares pursuant to this Agreement; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(d)            The Selling Manager shall provide written confirmation (which may be by facsimile or email) to the Company following the close of trading on the NYSE each day in which Shares are sold under this Agreement setting forth (i) the amount of Shares sold on such day, (ii) the gross offering proceeds received from such sale and (iii) the compensation payable by the Company to such Selling Manager with respect to such sales pursuant to Section 3.

(e)            At each Time of Sale, Settlement Date and Representation Date (as defined below), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement and to have affirmed its compliance with the covenants and agreements contained in this Agreement. Any obligation of the Selling Manager to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties and continuing compliance with the covenants and agreements of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

(f)             Notwithstanding any other provision of this Agreement, the Company and the Managers agree that no sales of Shares shall take place, the Company shall not request the sales of any Shares that would be sold and the Managers shall not be obligated to sell or offer to sell, during any period in which the Company’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchase or sale of Common Stock by persons subject to such policy, or during any other period in which the Company is, or could be deemed to be, in possession of material non-public information.

3.            Fee. The compensation to the Selling Manager for sales of the Shares with respect to which such Selling Manager acts as sales agents hereunder shall be equal to 1.00% of the gross offering proceeds of the Shares sold by such Selling Manager pursuant to this Agreement.

4.            Payment, Delivery and Other Obligations. Settlement for sales of the Shares pursuant to this Agreement will occur on the second Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Selling Manager for settlement on such date shall be issued and delivered by the Company to such Manager against payment of the net proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to the Selling Manager’s or its designee’s account (provided that such Selling Manager shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the Company and the Selling Manager, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (i) hold the Selling Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay such Selling Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.

5.            Conditions to the Managers’ Obligations. The obligations of the Managers are subject to the following conditions:

(a)            Since the later of (A) the date of this Agreement and (B) the immediately preceding Representation Date:

(i)            no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission;

(ii)            there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act; and

(iii)            there shall not have occurred any change, or any development involving a prospective change, in the assets, business, condition (financial or otherwise), operations or earnings of the Company and its subsidiaries, taken as a whole, from the respective dates of the Registration Statement, the Prospectus and the General Disclosure Package that, in the Managers’ judgment, is material and adverse and that makes it, in the Managers’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b)            The Managers shall have received on each date specified in Section 6(l) a certificate, dated such date and signed by an executive officer of the Company, to the effect set forth in Sections 5(a)(i) and 5(a)(ii) above and to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct as of such date; (ii) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission; (iv) the Prospectus Supplement, any Interim Prospectus Supplement and each Permitted Free Writing Prospectus have been timely filed with the Commission under the Securities Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act), and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; (v) as of such date and as of each Time of Sale, if any, prior to such date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (vi) as of such date and as of each Time of Sale, if any, prior to such date, the General Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no such certificate shall apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Managers expressly for use in the General Disclosure Package (it being understood and agreed that such information consists solely of the information specified in Section 8(b)).

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)            The Managers shall have received on each date specified in Section 6(m), and on such other dates as may be reasonably requested by the Managers, an opinion and negative assurance letter of Gibson, Dunn & Crutcher LLP, outside counsel for the Company, dated such date, in form and substance reasonably satisfactory to the Managers.

(d)            The Managers shall have received on the initial Representation Date, and on such other dates as may be reasonably requested by the Managers in the event there is a change in the California Public Utilities Code that could regulate the issuance of the Shares, an opinion of Nossaman LLP, regulatory counsel for the Company, regarding certain regulatory matters, dated such date, in form and substance reasonably satisfactory to the Managers.

(e)            The Managers shall have received on each date specified in Section 6(n), and on such other dates as may be reasonably requested by the Managers, an opinion and negative assurance letter of Shearman & Sterling LLP, counsel for the Managers, dated such date, in form and substance reasonably satisfactory to the Managers.

The opinions of counsel for the Company described in Section 5(c) and Section 5(d) above shall be rendered to the Managers at the request of the Company and shall so state therein.

(f)            The Managers shall have received on each date specified in Section 6(o), a letter dated such date in form and substance reasonably satisfactory to the Managers, from Deloitte & Touche LLP, independent public accountants for the Company, (A) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, (B) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (C) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus Supplement, the Prospectus or any issuer free writing prospectus relating to the offer and sale of the Shares, as amended and supplemented to the date of such letter.

(g)            All filings with the Commission required by Rule 424 under the Securities Act in connection with the offer and sale of the Shares have been filed by each Time of Sale or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(h)            The Shares shall have been approved for listing on the NYSE, subject only to a notice of issuance at or prior to the applicable Settlement Date.

(i)            The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

6.            Covenants of the Company. The Company covenants with the Managers as follows:

(a)            To furnish to the Managers copies of the Registration Statement (excluding exhibits) and copies of the Prospectus (or the Prospectus as amended or supplemented) in such quantities as the Managers may from time to time reasonably request. In case a Manager is required to deliver, under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, upon the request of any Manager, and at its own expense, the Company shall prepare and deliver to each Manager as many copies as each Manager may reasonably request of an amended Registration Statement or amended or supplemented prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Securities Act, as the case may be; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Managers to the extent such document is available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (“EDGAR”).

(b)            Before amending or supplementing the Registration Statement or the Prospectus, other than amendments or supplements deemed to be made by filing an Incorporated Document, to furnish to the Managers a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which any Manager reasonably objects (other than any prospectus supplement relating to the offering of Shelf Securities other than the Shares). To furnish to the Managers a copy of each proposed free writing prospectus relating to the offer and sale of Shares to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus relating to the offer and sale of Shares to which any Manager reasonably objects. Not to take any action that would result in a Manager or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus relating to the offer and sale of Shares prepared by or on behalf of such Manager that such Manager otherwise would not have been required to file thereunder.

(c)            To file, subject to Section 6(b) above, promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for the duration of the Delivery Period. For the duration of the Delivery Period, to include in its quarterly reports on Form 10-Q, and in its annual reports on Form 10-K, a summary detailing, for the relevant reporting period, (i) the number of Shares sold through the Managers pursuant to this Agreement, (ii) the net proceeds received by the Company from such sales and (iii) the compensation paid by the Company to the Managers with respect to such sales (or alternatively, to prepare a prospectus supplement (each, an “Interim Prospectus Supplement”) with such summary information and, at least once a quarter and subject to Section 6(b) above, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act)).

(d)            To file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on EDGAR) to each Manager via email in “.pdf” format on such filing date to an email account designated by each Manager and, at any Manager’s request, to also furnish copies of the Prospectus and such Prospectus Supplement to the NYSE and each other exchange or market on which sales of the Shares were effected, in each case, as may be required by the rules or regulations of the NYSE or such other exchange or market.

(e)            During the Delivery Period to advise the Managers, promptly after it receives notice thereof, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain its withdrawal.

(f)             If, after the date hereof and during the Delivery Period, either (i) any event shall occur or condition exist as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file any document in order to comply with the Securities Act or the Exchange Act, to promptly advise the Managers by telephone (with confirmation in writing or email) and to promptly prepare and file, subject to Section 6(b) above, with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance and to furnish to the Managers as many copies as the Managers may reasonably request of such amendment or supplement.

(g)            To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers shall reasonably request and to continue such qualifications in effect so long as necessary under such laws for the distribution of the Shares; provided, however, that nothing contained herein shall require the Company to qualify to do business in any jurisdiction or to execute a general consent to service of process in any jurisdiction in which it is not otherwise subject.

(h)            To make generally available to the Company’s security holders and to the Managers as soon as practicable an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)             Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i)  the fees, disbursements and expenses of the Company’s counsel and the fees, disbursements and expenses of the Company’s accountants, each in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Prospectus Supplement, the Prospectus, any free writing prospectus relating to the offer and sale of the Shares prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to each of the Managers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares, including any transfer or other taxes payable thereon, (iii) all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) above, including filing fees and the reasonable fees and disbursements of counsel for the Managers in connection with such qualification, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Managers (up to an amount not to exceed $10,000) incurred in connection with review and qualification by FINRA of the offering contemplated by this Agreement, (v) all costs and expenses incident to listing the Shares on the NYSE, (vi) the costs and charges of any transfer agent, registrar or depositary, and (vii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 6. It is understood, however, that except as provided in this Section 6 and Section 8, each Manager will pay all of its costs and expenses, including any advertising expenses connected with any offers such Manager may make.

(j)            In the event this Agreement has not been terminated, if the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold, prior to such third anniversary, to file, subject to Section 6(b), a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption (references herein to the Registration Statement shall include the new registration statement declared effective by the Commission).

(k)            To use its commercially reasonable efforts to cause the Shares to be listed for trading on the NYSE and to maintain such listing.

(l)            Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than (x) amendments or supplements deemed to be made by filing an Incorporated Document or (y) a prospectus supplement relating solely to the offering of Shelf Securities other than the Shares) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Managers shall otherwise reasonably request and the Managers reasonably determine that the information contained in, or incorporated by reference into, such Form 8-K is material to a holder of Common Stock or to an offering of the Shares) (such commencement date (and any such recommencement date, if applicable) and each such date referred to in (i) and (ii) above, a “Representation Date”), to furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered within two business days of such Representation Date, in form reasonably satisfactory to the Managers, to the effect that the statements contained in the certificate referred to in Section 5(b) of this Agreement are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. The requirement to deliver a certificate under this Section 6(l), other than the requirement to deliver a certificate under this Section 6(l) when the Company files an Annual Report on Form 10-K under the Exchange Act, shall be automatically waived at a time at which no Placement Notice is pending (a “Waiver”), which Waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on a Waiver and did not provide the Managers with a certificate under this Section 6(l), then before the Company delivers the Placement Notice or a Selling Manager sells any Shares, the Company shall provide the Manager with a certificate required under this Section 6(l), dated the date of the Placement Notice.

(m)            (i) On the initial Representation Date and thereafter within two business days of each subsequent Representation Date for which the Company delivers a certificate pursuant to Section 6(l), the Company shall cause to be furnished to the Managers, dated as of such date, in form and substance satisfactory to the Managers, the written opinion and negative assurance letter of Gibson, Dunn & Crutcher LLP, outside counsel for the Company, as described in Section 5(c), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; and (ii) on the initial Representation Date, the Company shall cause to be furnished to the Managers, dated as of such date, in form and substance satisfactory to the Managers, the written opinion of Nossaman LLP, outside regulatory counsel for the Company, as described in Section 5(d), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n)            On the initial Representation Date and thereafter within two business days of each subsequent Representation Date for which the Company delivers a certificate pursuant to Section 6(l), Shearman & Sterling LLP, counsel to the Managers, shall furnish to the Managers, dated as of such date, in form and substance satisfactory to the Managers, the written opinion and negative assurance letter, as described in Section 5(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

With respect to Sections 6(m) and 6(n) above, in lieu of delivering such an opinion and negative assurance letter for dates subsequent to the commencement of the offering of the Shares under this Agreement such counsel may furnish the Managers with a letter to the effect that the Managers may rely on a prior opinion and negative assurance letter delivered under Section 6(m) or Section 6(n), as the case may be, to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent Representation Date).

(o)            Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder) and within two business days of each time that (i) the Registration Statement or the Prospectus is amended or supplemented to include additional financial information (other than (x) amendments or supplements deemed to be made by filing an Incorporated Document or (y) a prospectus supplement relating solely to the offering of Shelf Securities other than the Shares), (ii) the Company files an annual report on Form 10-K or quarterly report on Form 10-Q, (iii) there is filed with the Commission any document (other than an annual report on Form 10-K or quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains additional or amended financial information if the Managers reasonably request and the Managers reasonably determine that such information is material to a holder of Common Stock or to an offering of the Shares or (iv) on such other dates as may be reasonably requested by the Managers, Deloitte & Touche LLP, independent public accountants of the Company, shall deliver to the Managers the comfort letter(s) described in Section 5(f).

(p)            To comply with the Due Diligence Protocol attached hereto on Schedule II and any other due diligence review or call reasonably requested by any of the Managers, unless a Waiver is applicable. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on a Waiver, then the Company shall comply with the Due Diligence Protocol before the Company delivers a Placement Notice (which for such calendar quarter shall be considered a Representation Date) or a Selling Manager sells any Shares.

(q)            To reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations hereunder.

(r)             That it consents to each Manager trading in the Common Stock for such Manager’s own accounts and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

(s)            That each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Managers for the purpose of performing their obligations pursuant to this Agreement that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of such date, and an undertaking that such representations and warranties will be true and correct, as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares); for clarification, the affirmation of the representations and warranties shall not be used for any purpose other than performing their obligations pursuant to this Agreement.

(t)             Prior to instructing a Selling Manager pursuant to Section 2 hereof to make sales on any given day (or as otherwise agreed between the Company and the Managers), a subcommittee of the Company’s board of directors (the “Board”), authorized by either the Board or any authorized committee of the Board, (i) shall have approved the minimum price and maximum number of Shares to be sold and (ii) shall have provided to the Company an authorizing resolution approving such minimum price and maximum number. The Placement Notice provided to such Selling Manager by the Company, pursuant to Section 2, on such day shall reflect the terms of such authorizing resolution.

(u)            Not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of the Common Stock or securities convertible into or exchangeable or exercisable for the Common Stock or warrants or other rights to purchase the Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Securities Act of any shares of the Common Stock, except for (i) the registration of the Shares and the sales through the Managers pursuant to this Agreement, (ii) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (iii) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company or (iv) any shares of Common Stock issued pursuant to any non-employee director stock plan, equity incentive plan, dividend reinvestment plan or stock purchase plan of the Company, during the Delivery Period, without (A) giving the Managers at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Managers suspending activity under this program for such period of time as requested by the Company.

(v)            That any offer to sell, any solicitation of an offer to buy or any sales of Shares shall be effected by or through only one of the Managers on any single given day, but in no event by more than one, and the Company shall in no event request that more than one Manager sell Shares on the same day.

(w)            The Company will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person any compensation for soliciting purchases of the Shares except pursuant to this Agreement.

7.            Covenants of the Managers. Each Manager covenants with the Company as follows:

(a)            Not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of a Manager that otherwise would not be required to be filed by the Company thereunder, but for the action of such Manager.

(b)            To keep Placement Notices submitted pursuant to this Agreement, including the content and existence thereof, strictly confidential, to not use such information other than for fulfilling its obligations under this Agreement, and to not disclose such information, except: (a) as required or requested by applicable law, regulation, regulatory or legal process, or (b) to its employees and representatives who need to know such information for fulfilling its obligations under this Agreement.

8.            Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each of the Managers, the directors, officers, employees, affiliates and agents of any Manager, and each person, if any, who controls any of the Managers within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of each of the Managers within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Managers furnished to the Company in writing by the Managers expressly for use therein (it being understood and agreed that such information consists solely of the information specified in Section 8(b)).

(b)            The Managers, severally and not jointly, agree to indemnify and hold harmless the Company, its directors, its officers, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Managers, but only with reference to information relating to the Managers furnished to the Company in writing by the Managers expressly for use in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto (it being understood and agreed that such information consists solely of the following information in the Prospectus: (i) the names of the Managers, and (ii) the first through fifth sentences in the last paragraph in the section “Plan of Distribution.”).

(c)            In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the applicable Manager or Managers, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)            To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable Manager or Managers, on the other hand, from the offering of the Shares or (ii) if the allocation provided by Section 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(d)(i) above but also the relative fault of the Company, on the one hand, and of the applicable Manager or Managers, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the applicable Manager or Managers, on the other hand, in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total commissions received by the applicable Manager or Managers. The relative fault of the Company, on the one hand, and the applicable Manager or Managers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Managers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)            The Company and each Manager agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the applicable Manager or Managers shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it or them were offered to the public exceeds the amount of any damages that the applicable Manager or Managers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)             The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Managers, any person controlling any of the Managers or any affiliate of any of the Managers or other indemnified parties referred to in Section 8(a) or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9.            Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10.          Termination. (a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. This Agreement shall automatically terminate on the date that is one business day prior to the third anniversary of the initial effective date of the Registration Statement, without any notice requirement, in the event that the Company does not file a new shelf registration statement relating to the Shares on or prior to such date; provided, however, that if a Placement Notice is pending, the Company will provide written notice to the applicable Selling Managers of such termination. Any terminations pursuant to this Section 10 shall be without liability of any party to any other party, except that (i) with respect to any pending sale through a Manager or Managers for the Company, the obligations of each of the Company and the Manager pursuant to Sections 3, 4, 5, 6 and 7 shall remain in full force and effect notwithstanding such termination with respect to and to the extent of the Shares to be sold in such pending sale; and (ii) the provisions of Section 1, Section 7(b), and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)            Each Manager, acting for itself, shall have the right, by giving written notice to the Company and to each other Manager, and as hereinafter specified, to terminate this Agreement, solely with respect to itself, in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale through such terminating Manager for the Company, the obligations of each of the Company and the Manager pursuant to Sections 3, 4, 5, 6 and 7 shall remain in full force and effect notwithstanding such termination with respect to and to the extent of the Shares to be sold in such pending sale; and (ii) the provisions of Section 1, Section 7(b), and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)            This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 7(b), and Section 8 of this Agreement shall remain in full force and effect.

(d)            Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 4.

11.            Entire Agreement. (a) This Agreement represents the entire agreement between the Company and each Manager with respect to the preparation of any Registration Statement, Prospectus Supplement or the Prospectus, the conduct of the offering and the sale and distribution of the Shares.

(b)            The Company acknowledges that in connection with the offering of the Shares: (i) the Managers have acted and will act at arm’s length and owe no fiduciary duties to, the Company or any other person, (ii) the Managers owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Managers may have interests that differ from those of the Company, and (iv) none of the activities of the Managers in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Managers with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against any of the Managers arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Shares.

12.            Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Manager is a Covered Entity that becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United State.

(b)            In the event that any Manager is a Covered Entity or a BHC Act Affiliate of such Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13.          Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

14.          Applicable Law. This Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the internal laws of the State of New York.

15.          Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16.          Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Managers shall be delivered, mailed or sent to Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036 (Attn: Equity Syndicate Desk, with a copy to the Legal Department), Robert W. Baird & Co. Incorporated, 777 E. Wisconsin Avenue, Milwaukee, WI 53202, Blaylock Van, LLC, 600 Lexington Avenue, Floor 3, New York, NY 10022, Wells Fargo Securities, LLC, Attn: Equity Syndicate Department, 375 Park Avenue New York, NY 10152, telephone: (800) 326-5897, email: cmclientsupport@wellsfargo.com, Janney Montgomery Scott LLC, Attn: Equity Syndicate Department, 60 State Street, 13th Floor, Boston, MA 02109, email: syndicate@janney.com and Samuel A. Ramirez & Company, Inc., 61 Broadway, 29th Floor, New York, New York 10006 tel: (855) 726-4739, email: Ray.Oconnor@ramirezco.com; and if to the Company shall be delivered, mailed or sent to California Water Service Group, 1720 North First Street, San Jose, CA 95112-4598, Attn: General Counsel, telephone: (408) 367-8200.

[Signature page follows]

Very truly yours,

CALIFORNIA WATER SERVICE GROUP

By:	/s/ Thomas F. Smegal, III
	Name:	Thomas F. Smegal, III
	Title:	Vice President, Chief Financial Officer and Treasurer

Accepted as of the date first written above

Morgan Stanley & Co. LLC

By:	/s/ Mauricio Dominguez
	Name:	Mauricio Dominguez
	Title:	Vice President

[Signature Page to the Equity Distribution Agreement]

ROBERT W. BAIRD & CO. INCORPORATED

By:	/s/ Christopher Walter
	Name:	Christopher Walter
	Title:	Managing Director

[Signature Page to the Equity Distribution Agreement]

BLAYLOCK VAN, LLC

By:	/s/ Jervis B. Hough
	Name:	Jervis B. Hough
	Title:	COO

[Signature Page to the Equity Distribution Agreement]

WELLS FARGO SECURITIES, LLC

By:	/s/ Michaell J Tiedemann
	Name:	Michaell J Tiedemann
	Title:	Managing Director

[Signature Page to the Equity Distribution Agreement]

JANNEY MONTGOMERY SCOTT LLC

By:	/s/ Joseph M. Reichert
	Name:	Joseph M. Reichert
	Title:	Managing Director

[Signature Page to the Equity Distribution Agreement]

SAMUEL A. RAMIREZ & COMPANY, INC.

By:	/s/ Raymond S. O'Connor
	Name:	Raymond S. O'Connor
	Title:	Managing Director

[Signature Page to the Equity Distribution Agreement]

SCHEDULE I

Permitted Free Writing Prospectuses

None.

I-1

SCHEDULE II

Due Diligence Protocol

Set forth below are guidelines for use by the Company and the Managers in connection with the Managers’ continuous due diligence efforts in connection with the sale and distribution of the Shares pursuant to the Agreement. For the avoidance of doubt, the Company has agreed that no sales under the Agreement will be requested or made at any time the Company is, or could be deemed to be, in possession of material non-public information with respect to the Company.

1.	On or immediately prior to each Representation Date, in addition to the documents provided pursuant to Sections 6(l), (m), (n) and (o) of the Agreement, the Managers expect to conduct a due diligence call with the appropriate business, financial and legal representatives of the Company.

2.	On the date of or promptly after the reasonable request by the Managers, but not more than once per month, the Managers expect to conduct a due diligence call with the appropriate business, financial, accounting and/or legal representatives of the Company and that the Company shall provide the certificate referred to in Section 5(b) of the Agreement.

3.	In the event that the Company requests a Selling Manager to sell on any one Trading Day an amount of Shares that would be equal to or greater than 20% of the average daily trading volume (calculated based on the most recent three completed Trading Days) of the Company’s common stock, the Seller Manager(s) expect(s) to conduct a due diligence call with the appropriate business, financial, accounting and legal representatives of the Company and that the Company shall provide the certificate referred to in Section 5(b) of the Agreement.

The foregoing is an expression of current intent only, and shall not in any manner limit the Managers’ rights under the Agreement, including the Managers’ right to require such additional due diligence procedures as the Managers may reasonably request pursuant to the Agreement.

II-1

Exhibit A

[Manager Letterhead]

[_______], 20[__]

[                ]

[                          ]

Attention: [_______]

VIA ELECTRONIC MAIL

TRANSACTION CONFIRMATION

Dear [_______]:

This Confirmation sets forth the terms of the agreement of [MANAGER] (a “Selling Manager”) with California Water Service Group (the “Company”) relating to the issuance and sale of shares of the Company’s common stock, par value $0.01 per share, having an aggregate gross sales price of up to $350,000,000 pursuant to the Equity Distribution Agreement between the Company and Morgan Stanley & Co. LLC, Robert W. Baird & Co. Incorporated, Blaylock Van, LLC, Wells Fargo Securities, LLC, Janney Montgomery Scott LLC and Samuel A. Ramirez & Company, Inc. (the “Managers”), dated April 29, 2022 (the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.

By countersigning or otherwise indicating in writing the Company’s acceptance of this Confirmation (an “Acceptance”), the Company shall have agreed with the Selling Manager to engage in the following transaction:

Number of Shares to be sold:

Minimum price at which Shares may be sold:

Date(s) on which Shares may be sold:

Compensation to Manager (if different than the Agreement):

The transaction set forth in this Confirmation will not be binding on the Company or the Manager unless and until the Company delivers its Acceptance; provided, however, that neither the Company nor the Manager will be bound by the terms of this Confirmation unless the Company delivers its Acceptance by [_] a.m./p.m. (New York time) on [the date hereof]/[[●], 20[●]].

A-1

The transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of every Time of Sale, every Settlement Date and every Representation Date.

If the foregoing conforms to your understanding of our agreement, please so indicate your Acceptance by signing below.

Very truly yours,

[Selling Manager]

By:
Name:
Title:

ACCEPTED as of the date first above written

CALIFORNIA WATER SERVICE GROUP

By:
Name:
Title:

[Note: The Company’s Acceptance may also be evidenced by a separate written acceptance referencing this Confirmation and delivered in accordance with the Agreement]

A-2